UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

CLEANTECH BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave, University City, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 862-8670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Cleantech Biofuels, Inc. (the “Company”) entered into an Engagement Agreement with Houlihan Smith & Company (“Houlihan”) whereby Houlihan will assist in exploring and evaluating a range of strategic financing alternatives and/or other transactions.

Item 8.01 Other Events

On July 1, 2010, the Company issued a press release announcing the Company’s agreement with Fiberight LLC (“Fiberight”) to install the Company’s demonstration vessel (the “vessel”) at Fiberight’s cellulosic ethanol pilot plant in Lawrenceville, Va. The Company’s vessel is expected to be installed and operational by the end of August, 2010. This combination of Cleantech’s patented Biomass Recovery Process and Fiberight’s Targeted Fuel Extraction process is anticipated to create a fully-integrated municipal solid waste to cellulosic ethanol demonstration plant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.19	Engagement Agreement between Cleantech Biofuels, Inc. and Houlihan Smith & Company dated June 30, 2010.
99.1	Press release dated July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: July 7, 2010	By: /s/ Edward P. Hennessey
Name: Edward P. Hennessey
Title: Chief Executive Officer and President